Exhibit 23

                                                    CONSENT OF BAYLOR AND BACKUS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-63187) of State of Franklin Bancshares, Inc. of our report dated February 24, 2005 which appears in Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2004.



/S/ BAYLOR AND BACKUS
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BAYLOR AND BACKUS

Johnson City, Tennessee
March 25, 2005